Exhibit (a)(9)

DWS EQUITY TRUST

AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION OF SERIES AND CLASSES OF SHARES OF BENEFICIAL INTEREST

WHEREAS, the Trustees of DWS Equity Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated September 4, 2008, as amended, having previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” consisting of “Shares”) pursuant to one or more designations of Series (the “Prior Series Designations”) and having previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of Classes (the “Prior Class Designations,” with such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective September 4, 2008, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Section 5.12 of the Declaration, the Trustees, at a meeting held on September 19, 2008, authorized the establishment and designation of an additional Series named “DWS Select Alternative Allocation Fund” and the establishment of the “Class A,” “Class C,” “Class S,” and “Institutional Class” shares of the DWS Select Alternative Allocation Fund to be effective upon filing;

NOW THEREFORE, the Trustees of the Trust, effective [Insert Date], hereby amend and restate the Trust’s Prior Designations, the terms of which to supersede any terms set forth in the Prior Designations.

1.        The following Series of Shares and Classes thereof are established and designated, the Shares of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under the Declaration and this restated designation:

DWS Alternative Asset Allocation Plus Fund

Class A Shares

Class C Shares

Class S Shares

Institutional Class Shares

DWS Core Plus Allocation Fund

Class A Shares

Class C Shares

Class S Shares

Institutional Class Shares

DWS Disciplined Long/Short Growth Fund

Class A Shares

Class C Shares

Class S Shares

Institutional Class Shares

DWS Disciplined Long/Short Value Fund

Class A Shares

Class C Shares

Class S Shares

Institutional Class Shares

DWS Disciplined Market Neutral Fund

Class A Shares

Class C Shares

Class S Shares

Institutional Class Shares

DWS Select Alternative Allocation Fund

Class A Shares

Class C Shares

Class S Shares

Institutional Class Shares

2.        For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.        The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 19th day of September 2008.

/s/ John W. Ballantine	/s/Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freeman	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee
/s/Richard J. Herring	/s/William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel	/s/Axel Schwarzer
Rebecca W. Rimel, Trustee	Axel Schwarzer, Trustee
/s/William N. Searcy, Jr.	/s/Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee
/s/Robert H. Wadsworth
Robert H. Wadsworth, Trustee